As filed with the Securities and Exchange Commission on April 29, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVERY DENNISON CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	95-1492269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 North Orange Grove Boulevard

Pasadena, California 91103

(626) 304-2000

(Address, including ZIP code, and telephone number, including area code of Registrant’s principal executive offices)

AVERY DENNISON CORPORATION

EMPLOYEE STOCK OPTION AND INCENTIVE PLAN, AMENDED AND RESTATED

Copies to:

Robert G. van Schoonenberg, Esq. Executive Vice President, General Counsel and Secretary Avery Dennison Corporation 150 North Orange Grove Boulevard Pasadena, California 91103 (626) 304-2000	Thomas W. Dobson, Esq. Latham & Watkins LLP 633 West Fifth Street Suite 4000 Los Angeles, California 90071 (213) 485-1234
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT OF SHARES TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, $1.00 par value (including the Preferred Share Purchase Rights) (2)	4,500,000	$51.12	$230,017,500	$27,073.06

(1)	For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Company’s Common Stock on the composite tape for the New York Stock Exchange on April 26, 2005.
(2)	The Rights are attached to and traded with the Common Stock of the Company. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

EXPLANATORY NOTE

Avery Dennison Corporation (the “Company”) is filing this Registration Statement pursuant to General Instruction E of Form S-8 (the “Registration Statement”) to register an additional 4,500,000 shares of the Company’s common stock which may be issued under the Company’s Employee Stock Option and Incentive Plan, amended and restated April 28, 2005. Such shares are additional securities of the same class as other securities for which previous registration statements on Form S-8 were filed with the Securities and Exchange Commission (“SEC”) on July 25, 2003 (File No. 333-107371), July 1, 1994 (File No. 033-54411) and June 24, 1991 (File No. 033-41238).

PART I

Item 1. Plan Information

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by Avery Dennison Corporation, a Delaware corporation (the “Company” or the “Registrant”), are incorporated as of their respective dates in this Registration Statement by reference:

A. The Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005;

B. All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since January 1, 2005; and

C. The description of the Company’s common stock and the preferred share purchase rights contained in the Company’s Registration Statement on Form S-3 filed with the Commission on November 5, 2004 (No. 333-120239).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of Delaware (the “DGCL”) empowers Avery Dennison Corporation (“Avery Dennison”) to indemnify, subject to the standards set forth therein, any person who is a party to any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of Avery Dennison, or is or was serving as such with respect to another entity at the request of Avery Dennison. The DGCL also provides that Avery Dennison may purchase insurance on behalf of any such director, officer, employee or agent. Article VI of our Bylaws provides that Avery Dennison will indemnify any person to whom, and to the fullest extent, indemnification may be required or permitted under Section 145 of the DGCL. We maintain insurance covering certain liabilities of our directors and officers. We have also entered into contractual arrangements with our directors and officers pursuant to which such persons may be entitled to indemnity from us against certain liabilities arising from the discharge of their duties in such capacities.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

4.1	Avery Dennison Corporation Employee Stock Option and Incentive Plan, amended and restated (incorporated by reference to Exhibit 10.19.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24	Power of Attorney (included on page S-1).

Item 9. Undertakings

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 28th day of April, 2005.

AVERY DENNISON CORPORATION

By:	/s/ Daniel R. O’Bryant
Daniel R. O’Bryant
Executive Vice President, Finance
and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Philip M. Neal, Dean A. Scarborough, Daniel R. O’Bryant and Michael A. Skovran, or any of them, as attorney-in-fact, with full power of substitution, to sign on his or her behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.

SIGNATURE	TITLE	DATE
/s/ Philip M. Neal Philip M. Neal	Chairman and Chief Executive Officer, Director	April 28, 2005

/s/ Dean A. Scarborough Dean A. Scarborough	President and Chief Operating Officer, Director	April 28, 2005

/s/ Robert G. van Schoonenberg Robert G. van Schoonenberg	Executive Vice President, General Counsel and Secretary	April 28, 2005

/s/ Daniel R. O’Bryant Daniel R. O’Bryant	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	April 28, 2005

/s/ Michael A. Skovran Michael A. Skovran	Vice President and Controller (Principal Accounting Officer)	April 28, 2005

S-1

/s/ Peter K. Barker Peter K. Barker	Director	April 28, 2005

/s/ Rolf Borjesson Rolf Borjesson	Director	April 28, 2005

/s/ John T. Cardis John T. Cardis	Director	April 28, 2005

/s/ Richard M. Ferry Richard M. Ferry	Director	April 28, 2005

/s/ Kent Kresa Kent Kresa	Director	April 28, 2005

/s/ Peter W. Mullin Peter W. Mullin	Director	April 28, 2005

/s/ David E. I. Pyott David E. I. Pyott	Director	April 28, 2005

/s/ Patrick T. Siewert Patrick T. Siewert	Director	April 28, 2005

/s/ Julia A. Stewart Julia A. Stewart	Director	April 28, 2005

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INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION
4.1

Avery Dennison Corporation Employee Stock Option and Incentive Plan, amended and restated (incorporated by reference to Exhibit 10.19.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended

January 1, 2005).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24	Power of Attorney (included on page S-1).